Exhibit 24.1

McCormick & Company, Incorporated

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCormick & Company, Incorporated, a Maryland corporation with offices at 18 Loveton Circle, Sparks, Maryland 21152 (the “Company”), hereby constitute and appoint Alan D. Wilson, Gordon M. Stetz, Jr., and W. Geoffrey Carpenter, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3ASR registering shares of Common Stock and Common Stock Non-Voting for issuance pursuant to the Investor Services Plan, as amended, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Alan D. Wilson Alan D. Wilson	Chairman, President, Chief Executive Officer and Director	November 22, 2011

/s/ Gordon M. Stetz, Jr. Gordon M. Stetz, Jr.	Executive Vice President, Chief Financial Officer and Director	November 22, 2011

/s/ Kenneth A. Kelly, Jr. Kenneth A. Kelly, Jr.	Senior Vice President and Controller	November 22, 2011

/s/ James T. Brady James T. Brady	Director	November 22, 2011

/s/ J. Michael Fitzpatrick J. Michael Fitzpatrick	Director	November 22, 2011

/s/ Freeman A. Hrabowski, III Freeman A. Hrabowski, III	Director	November 22, 2011

/s/ Michael D. Mangan Michael D. Mangan	Director	November 22, 2011

/s/ Patricia Little Patricia Little	Director	November 22, 2011

/s/ Margaret M.V. Preston Margaret M.V. Preston	Director	November 22, 2011

/s/ George A. Roche George A. Roche	Director	November 22, 2011

/s/ William E. Stevens William E. Stevens	Director	November 22, 2011